Exhibit 5.1

June 29, 2009

Floridian Financial Group, Inc.

175 Timacuan Boulevard

Lake Mary, FL 32746

Re: Floridian Financial Group, Inc. – Registration Statement on Form S-8 (File No. 333_______)

Ladies and Gentlemen:

We have acted as legal counsel for Floridian Financial Group, Inc., a corporation organized under the laws of the State of Florida (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registrant’s Registration Statement on Form S-8 (File No. 333-_____) on June 29, 2009 (the “Registration Statement”). The Registration Statement, under the Securities Act of 1933, as amended (the “Securities Act”) registers an aggregate of 1,609,795 shares of the Registrant’s common stock, par value of $5.00 per share (the “Common Stock”), that may be issued from time to time by the Registrant upon exercise of stock options (the “Options”) or awards of restricted stock (the “Restricted Stock”) or other equity awards, (collectively the “Equity Awards”) pursuant to the Registrant’s 2008 Stock Option Plan or 2009 Stock Option Plan, or purchased pursuant to the Registrant’s Employee Stock Purchase Plan (together with the 2008 Stock Option Plan and 2009 Stock Option Plan, the “Plans”).

We are members of the Bar of the State of Florida and our opinions expressed herein are based upon and limited to the internal laws of the State of Florida (without reference to the choice-of-law provisions, principles or decisions under Florida law) and we do not herein express any opinion as to matters governed by the laws of any other jurisdiction.

This letter has been prepared and is to be construed in accordance with the Report on Standards For Opinions of Florida Legal Counsel, dated April 8, 1991, issued by the Business Law Section of The Florida Bar, as updated September 4, 1998 (collectively, the “Report”). The Report is incorporated by reference into this letter. For purposes of construing the Report, the “client” as referenced in the Report is the Registrant.

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Fort Lauderdale ? Jacksonville ? Miami ? Palm Beach ? Stuart ? Tallahassee ? Vero Beach ? West Palm Beach

Floridian Financial Group, Inc.

June 29, 2009

          In the rendering of the following opinions, we have relied, with your approval, as to factual matters that affect our opinions, solely on our examination of copies of the following documents (the “Documents”) and we have made no independent verification of the facts contained in those documents:

(A)	An Officer’s Certificate furnished to us by an executive officer of the Registrant, dated as of the date of this opinion letter;
(B)	A copy of the Registrant’s Amended Articles of Incorporation;
(C)	A copy of the Registrant’s Amended and Restated Bylaws (“Bylaws”);
(D)	Resolutions of the Registrant’s Board of Directors (the “Board”) authorizing and approving the preparation and filing of the Registration Statement; and
(E)	The Plans.

          In our examinations of the Documents and in rendering the opinions set forth in this letter, in addition to those assumptions and qualifications set forth in the Report and the assumptions and qualifications contained elsewhere in this letter, we have, with your consent, assumed, without investigation (and we express no opinion regarding the following):

(i)        the genuineness of all signatures;

(ii)       the authenticity of all documents submitted to us as originals;

(iii)      the conformity to original documents of all documents submitted to us as certified, telecopies, or photostatic copies;

(iv)      the authenticity of the originals of such copies;

(v)       all signatories were and are legally competent and authorized to execute and deliver the documents executed by each of them;

(vi)      the certificates evidencing the shares of Common Stock will be signed by one of the authorized officers of the Registrant and registered by the transfer agent;

(vii)     the shares of Common Stock have been properly recorded in the books and records of the Registrant pursuant to the terms of the Bylaws;

(viii)    at the time each Equity Award was, or is, granted or awarded, such grant or award, and the execution, delivery and performance of the agreement or agreements evidencing the grant or award of such Equity Award (each, an “Equity Award Agreement”) has been, or will be, authorized and approved in accordance with the terms of the Plans;

Gunster, Yoakley & Stewart, P.A.

ATTORNEYS AT LAW

Floridian Financial Group, Inc.

June 29, 2009

(ix)      at the time each Equity Award was, or is, granted or awarded and at all times subsequent thereto, neither the grant or award of such Equity Award nor the execution, delivery and performance of any related Equity Award Agreement, violated, resulted in a breach of, or conflicted with, or will violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree, in each case whether then or subsequently in effect;

(x)       at the time each Option is exercised, neither the exercise of such Option nor the execution, delivery and performance of any agreement or document executed and delivered connection with such exercise (the “Exercise Documents”) will violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree, then in effect;

(xi)      at the time thereof and at all times subsequent thereto, the persons who authorized, or will authorize, the grant or award of each Equity Award, or the execution, delivery and performance of each Equity Award Agreement, did not, or will not, violate any fiduciary or other duty owed by them;

(xii)     at the time thereof, the persons who will authorize or effectuate the exercise of an Option and the execution, delivery and performance of the related Exercise Documents will not violate any fiduciary or other duty owed by them;

(xiii)    no event has taken place, or will take place, subsequent to the grant or award of each Equity Award and the execution, delivery and performance of the Equity Award Agreements that would permit the Registrant or any other party to cancel, rescind, void or otherwise avoid such Equity Award or Equity Award Agreements;

(xiv)    no misrepresentation, omission, fraud or deceit has been or will be made or committed by the Registrant or any other party in connection with the grant or award of any Equity Award, the execution, delivery and performance of the related Equity Award Agreements, the exercise of any Option and the execution, delivery and performance of the related Exercise Documents;

(xv)     each Option will be exercised in accordance with its terms, the terms of the Plans and the terms of the Equity Award Agreement; and

(xvi)    upon exercise of each Option, the Registrant will receive the consideration called for by the terms of the Equity Award Agreement and the terms of the Plans.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth in the Report and this opinion letter, we are of the opinion that the Common Stock, when issued and delivered by the Registrant in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

Nothing contained in this letter shall be deemed to be an opinion other than that set forth in the immediately preceding paragraph.

Gunster, Yoakley & Stewart, P.A.

ATTORNEYS AT LAW

Floridian Financial Group, Inc.

June 29, 2009

This opinion letter is to be used only in connection with the offering and sale of the Common Stock while the Registration Statement is in effect. This opinion is based upon facts in existence and statutes, rules, regulations and judicial decisions in effect on the date hereof and we assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

The opinion set forth in this opinion letter is limited to the matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.

Very truly yours,

GUNSTER, YOAKLEY & STEWART, P.A.

/s/ Gunster, Yoakley & Stewart, P.A.

Gunster, Yoakley & Stewart, P.A.

ATTORNEYS AT LAW